Exhibit 23.1

AKIN, DOHERTY, KLEIN & FEUGE, P.C.
Certified Public Accountants
8610 North New Braunfels, Suite 101
San Antonio, Texas 78217
Telephone: 210 829-1300
Fax: 210 829-4080

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Exploration Company of Delaware, Inc. (the "Company") of our report dated March 15, 2005, with respect to the consolidated financial statements of the Company, included in the 2004 Annual Report to Shareholders of the Company.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-111176 and 333-122995) and in the Registration Statement on Form S-3 (File No. 333-116630) of our report dated March 15, 2005, with respect to the consolidated financial statements of the Company incorporated herein by reference, our report dated March 15, 2005, with respect to the Company management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Company, included herein.

/s/ Akin, Doherty, Klein & Feuge
Akin, Doherty, Klein & Feuge, P.C.
San Antonio, Texas
March 15, 2005